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                                                                     Exhibit 7.1

                             BEAUCELAND CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                        Beauceland
                                                                  Predecessor                                          Corporation
                             -------------------------------------------------------------------------------------   ---------------
                                                                                                          95-day          270-day
                                                                                                       period ended     period ended
                                  2001             2002            2003             2004               June 3, 2004    Feb. 28, 2005
Net income                        11,818           14,590          25,425           31,951               1,796               92
provision for income taxes         5,672            8,034          15,699           14,247               1,572            2,205
Fixed charges                      7,264            5,843           5,551            7,069               1,893           21,701
                                  24,754           28,467          46,675           53,267               5,261           23,998
-------------------------------------------------------------------------------------------------------------------   --------------

Fixed charges
Interest expensed or capitalized   5,552            3,875           3,547            4,380               1,199           19,087
Interest component of the
 rental expense                    1,712            1,968           2,004            2,689                 694            2,614
-------------------------------------------------------------------------------------------------------------------   --------------
                                   7,264            5,843           5,551            7,069               1,893           21,701
-------------------------------------------------------------------------------------------------------------------   --------------
Ratio                                3.4              4.9             8.4              7.5                 2.8              1.1
===================================================================================================================   ==============